U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 2, 2009

NUCLEAR SOLUTIONS,INC.

(Exact Name of registrant as specified in its Charter)

         Nevada                 0-31959           88-0433815

(State of Incorporation)Commission File No.        (IRS Employer

   Identification No.)

5505 Connecticut Ave., N.W. Ste.191, Washington,D.C.      20015

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number,(202)  -  787  -  1951

(Registrant’s former name and address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17      CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the           Exchange Act (17CFR 240-14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the           Exchange Act (17 CFR 240-13e-4(c))

Item 7.01Regulation FD Disclosure

Item 8.01Other Events

FORWARD-LOOKING STATEMENT NOTICE:

This report on Form 8-K contains many forward-looking statements, which involve risks and uncertainties, such as our plans, objective, expectations and intentions. You can identify these statements by our use of words such as "may," "expect," "believe," "anticipate," "intend," "could," "estimate," "continue," "plans," or other similar words or phrases. Some of these statements include discussions regarding our future business strategy and our ability to generate revenue, income, and cash flow. We wish to caution the reader that all forward-looking statements contained in this Form 8-K are only estimates and predictions. Our actual results could differ materially from those anticipated as a result of risk facing us or actual events differing from the assumptions underlying such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. We undertake no obligation to update any of these factors or to publicly announce any change to our forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise.

A Letter to Shareholders

Dear Shareholder,

While completing my transition into the role of CEO and President of Nuclear Solutions, I am preparing a course of action that I believe will bring value to our shareholders.  The company has done a wonderful job providing several technological pathways to grow value and revenue.  I have heard and felt the angst of the shareholders for the need to bring projects to market.  Although this has not happened due to a variety of reasons, going forward we understand there must be a clear business objective and plan for execution.   The value in completion of the NSOL projects, while inviting, may be too significant of a distraction while focusing on our Kentucky Coal to Diesel (CTL) project at this time. For that reason, I believe our primary focus must be on CTL through our subsidiary company Fuel Frontiers, Inc. (FFI)

The FFI project remains on track and has progressed in the following ways.

1)                 Process for CTL has been researched, defined, and improved upon.

2)                 NSOL has reached new agreements in principle with Kentucky Fuel Associates (KFA) which both parties believe will advance the Kentucky CTL project by providing both a full-time local presence as well project management experience.

3)                 Seed money has been obtained and used for the following:

a)      Identification of a community and resources that are able to support a CTL plant.

b)      The retention of the Shaw Engineering group to provide initial studies with regard to the potential site locations of the planned CTL facility.  Purchased land for the first plant site.

c)      Initial scope and engineering feasibility study with projected revenues and expenses.

We intend the following as our next course of action:

1)      Install new management team at FFI.

2)      Raise $3-$5  million in funding for the following purpose:

•         $2.2 million to complete the Plant Process Design Package.  This will bring us to the point of having the blueprints to a modular designed CTL plant that is ready to build complete with associated permits.

•         $1.0 Million to support operational cost going forward enabling FFI to be spun off.

This second point is a crucial point for the advancement of the organization and should clear up questions that I am receiving from a variety of sources.

A.    Management requests the support of the Shareholders in the approval of a spin-off of FFI.

B.     FFI spin-off will only be completed when it has enough capital to go    forward.

Once A and B are complete it generally takes 3-4 months for the process to be complete with SEC approval but, as all should note, the SEC is in charge of that timeline.

As a practical matter, since most of NSOL’s authorized shares are already issued, we need to increase the number of shares that NSOL can issue so that we are able to offer investors shares of stock in exchange for their investment.

Once all of the above is complete, we anticipate a pro rata distribution of FFI for all share holders that own shares in NSOL, as of a date to be announced in the future.

Sincerely,

John Fairweather

President and CEO

Nuclear Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuclear Solutions, Inc.                                                 /s/ John Fairweather

Dated: December 2, 2009                                                 By: John Fairweather

                                                                        Title: President